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                                                                   EXHIBIT 10.52


                               EMPLOYMENT CONTRACT


         THIS AGREEMENT made as of this 27th day of September 1999, by and between ACME TELEVISION, LLC, a Delaware Limited Liability Company ("ACME") and Edward Danduran, a resident of Irvine, California (hereinafter "Executive").

         In consideration of the mutual covenants contained herein, the parties, intending to be legally bound, agree as follows:

1. Employment:

         (a) In accordance with the terms and conditions of this Agreement, Executive agrees to render exclusively to ACME his services as Vice President / Controller and to perform such supervisory or executive duties on behalf of ACME, as may be directed by ACME (referred to herein as "Services"). Executive agrees to render the Services conscientiously and to the best of Executive's ability. Executive shall serve in the same officer capacity for ACME's affiliates - ACME Communications, Inc. and ACME Intermediate Holdings, LLC - although his sole compensation for such services shall be as contained herein.

         (b) During the term of employment, the Executive agrees that he shall devote his exclusive time and energies to the Services on behalf of ACME as described herein.

         (c) Employee is not required to relocate to any location outside of Orange County, California.


2. Term: The term of employment under this agreement shall commence as of September 27, 1999, and shall continue through December 31, 2002, unless sooner terminated as provided herein.

3. Compensation:

         (a) Executive's annual salary, so long as Executive remains employed pursuant to this Agreement, shall be as follows:

         September 27, 1999 through December 31, 1999        $115,000
         January 1, 2000 through December 31, 2000           $125,000
         January 1, 2001 through December 31, 2001           $135,000
         January 1, 2002 through December 31, 2002           $145,000

         (b) In addition, Executive shall be entitled to receive a discretionary annual short-term incentive compensation bonus of up to twenty percent (20%) of his base salary. In determining the Executive's bonus for each year, his individual performance and ACME's achieving of its annual bonuses shall be taken into consideration.

         (c) Further, Executive shall be eligible to participate in ACME's established stock option plan. The amount and terms of any option grants may be determined by ACME in its sole discretion.

          (d) The Executive shall be provided a major medical plan, four weeks vacation per year, and shall be eligible to participate in a 401(k) plan pursuant to the terms of the plan adopted by ACME.

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4. Inability to Perform: In the event of Executive's incapacity, after a period of 90 days following such incapacity, ACME may, for any period of such incapacity or inability to perform, suspend the performance of services hereunder, and/or reduce Executive's compensation hereunder on a pro rata basis and/or ACME may, by so notifying Executive during or within a reasonable time after such period of incapacity, terminate this Agreement effective immediately with no further liability to Executive. As used herein, "incapacity" shall mean any material, physical, mental or other condition which renders Executive incapable of performing his or her duties as a key management employee.

5. Restriction on Competition:

         (a) In consideration of ACME's entering into this Agreement, Executive agrees that during the period of his employment hereunder, and for a period of 12 months after the expiration or earlier termination of this Agreement, Executive will not, on his own account or on behalf of any other person or entity, directly or indirectly: (i) solicit, induce or encourage any person who is an employee of ACME or an affiliate thereof to terminate his or her employment or other contractual relationship with ACME or any of its affiliates; (ii) solicit, induce or encourage any person under contract with ACME or any of its affiliates to discontinue, terminate, cancel or refrain from entering into a renewal of such contractual relationship with ACME or any of its affiliates; or
         (iii) directly or indirectly own, manage, operate, control, participate in, invest in (other than investments of less then 5% of any publicly traded company) or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, advisor, investor or otherwise, any business entity which owns, manages, operates, controls or is otherwise connected with, in any manner, a television station in any DMA (as defined by Nielsen) then served by a television station then owned by ACME or any of its affiliates.

         (b) Executive agrees that the foregoing restrictions are reasonable and necessary to protect and preserve the full economic benefit for which ACME has bargained in this agreement and to protect the legitimate interest of ACME in preserving the relationship which is established between ACME and its other employees. Employee further agrees that the foregoing restrictions are reasonable in all respects, including duration, geographic scope and scope of activity, and are a material part of the consideration passing to ACME pursuant to this agreement.

         (c) Executive further agrees that, in the event of a breach by Executive of the restrictions on competition set forth in this paragraph, ACME will suffer irreparable injury that cannot be adequately compensated by monetary damages alone. The Executive agrees that ACME, in lieu of or in addition to the remedy of monetary damages, shall have the right to injunctive relief prohibiting the Executive from breaching the restrictions on competition. The Executive also agrees that the Executive will be fully able to earn an adequate livelihood for the Executive and Executive's dependents if the restrictions on competition should be specifically enforced against him.

         (d) The period of non-competition referred to herein shall be extended by the length of time during which the Executive shall have been found to be in breach.

         (e) The covenants contained in this paragraph shall be construed as agreements independent of any other provisions of this Agreement. The

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         obligations hereunder shall survive the term of this Agreement. The existence of any claim or cause of action by Executive against ACME, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by ACME of the covenant against competition.

6. Property Rights. Any trade secrets (including customer lists and sales information) inventions, improvements, developments or discoveries developed or created by Executive (whether alone or with others) during the period of his employment and related to the business of ACME ("Property"), shall become the sole and exclusive property of ACME. Executive agrees to execute all documents requested by ACME to vest in ACME the entire right, title and interest in any such Property, and give ACME all assistance it reasonably requires to maintain and protect ACME's rights therein.

7. Confidentiality. Executive shall maintain on a confidential basis all information, knowledge and data relating to or concerned with ACME's and its affiliates' operations, sales, business and affairs, and Property and he shall not, at any time during the term or hereafter, use, disclose or divulge any such information, knowledge, data or Property to any person, firm or corporation other than to ACME or its designees, except with the express prior written consent of ACME.

8. Termination.

         (a) ACME shall have the right to terminate this Agreement immediately upon the death of the Executive. In the event of termination upon death of the Executive, ACME shall pay the lesser of six months salary or the salary through the end of the term of the Agreement, to Executive's estate.

         (b) ACME shall have the right to terminate this Agreement for "cause". "Cause" shall include, without limitation, Executive's breach of any material provision of this Agreement; Executive's willful or repeated failure to comply with ACME's policies, rules and procedures as established from time to time; Executive's willful or repeated failure to perform assigned responsibilities, or to comply with job instructions received; or any conduct, off duty or on duty, of Executive which, in ACME's reasonable judgment, may bring public discredit or economic injury to ACME.

         (c) ACME shall further have the right to terminate this Agreement without cause in the event that ACME determines that Executive's work is unsatisfactory or otherwise does not meet the expectations of ACME. If Executive is terminated pursuant to this provision, then and only then, Executive shall receive severance pay equivalent to ten weeks' pay and one additional week's pay for each year of service with ACME (up to a maximum total of 12 weeks severance).

         (d) Nothing in sections (b) and (c) above shall be construed to required ACME to notify the Executive prior to termination of any basis for that Executive's Termination or to provide any opportunity for such Executive to "cure" performance problems.

         (e) In the event that ACME terminates Executive's employment without cause, or the Executive resigns in connection with a relocation of the his position and the corporate office outside Orange County, California, then ACME shall pay to Executive his then current base salary for the shorter period of (a) the

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         remaining term of this agreement or (b) one year. Any payments under this section shall be subject to mitigation by Executive.

9. Freedom to Contract: Executive represents and warrants that Executive has the right to enter into and perform this Agreement, that Executive neither has made, nor will make, any contractual or other commitments which would conflict with the performance of Executive's obligations under this Agreement, and that Executive will neither do any acts nor enter into any commitments in derogation of the rights granted in this Agreement.

10. Choice of Law: This contract will be construed in accordance with the laws of the State of California relating to contracts made and to be fully performed therein.

11. Waiver of Breach: A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained herein shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement.

12. Assignment. It is the intention of the parties hereto that the Executive remain employed pursuant to the provisions hereof by any successor of ACME, whether by merger, consolidation, acquisition of all or substantially all of the business or assets, or otherwise, and ACME shall have the right to assign this Agreement to any such successor.

13. Invalid Provision: The invalidity or unenforceability of any particular clause, term or provision of this Agreement shall not affect the validity or enforceability of any other clause, term or provision hereof. If, in the opinion of any court, any clause, term or provision of this Agreement is found to be unreasonable or unenforceable, such court shall have the right, power and authority to excise or modify such provisions, or portions thereof, as the court deems necessary and to enforce the remainder of such clause, term or provision as so excised or modified.

14. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, and shall be deemed given upon receipt if sent by certified or registered mail, return receipt requested, and postage prepaid, hand delivered, or via overnight delivery service which provides a receipt. All such notices shall be addressed as follows:

If to ACME:                     Thomas D. Allen
                                Executive Vice President
                                2101 E. Fourth St., Suite 202
                                Santa Ana, CA 92705

If to Executive:                Edward Danduran
                                19 Rockwren
                                Irvine, CA 92715



         Either of the parties hereto may at any time change the address to which notice shall be sent by providing notice to the other party as required hereunder.

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15. Entire Agreement. This Agreement comprises the entire understanding of the parties hereto with regard to the employment by ACME of Executive, all prior negotiations having been incorporated herein. This Agreement may not be modified except in writing signed by the party against whom enforcement is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   EXECUTIVE:



                                   ---------------------------------------------
                                   Edward Danduran


                                   ACME TELEVISION, LLC



                                   By:
                                       -----------------------------------------
                                       Executive Vice President